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Exhibit 10.26

Form of Change of Control Letter Agreement

Dear                         :

        In the event of a Change of Control, fifty percent (50%) of the unvested portion of any outstanding stock options granted under SeeBeyond's stock option plan you hold shall vest and become exercisable. Change of Control is defined as a merger or consolidation of the Company (SeeBeyond) with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger of consolidation. Any transaction for the purpose of providing capital financing to SeeBeyond shall not constitute a Change of Control.

Sincerely yours,
/s/ JAMES T. DEMETRIADES
James T. Demetriades
CEO and President

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Form of Change of Control Letter Agreement